                        Registration No. 333-_______, Filed ___________, 1997

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                NETMANAGE, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

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
                        Delaware                                                      77-0252226
         --------------------------------------                              -----------------------------------
         (State or other jurisdiction                                        (I.R.S. employer identification no.)
         of incorporation or organization)

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                       10725 North De Anza Boulevard
                        Cupertino, California 95014
           ---------------------------------------------------
             (Address of principal executive offices)  (Zip code)

                                   NETMANAGE, INC.
                               1992 STOCK OPTION PLAN
                              ----------------------
                            (Full title of the plan)

                                   Zvi Alon
                        Chairman of the Board, President
                           and Chief Executive Officer
                                  NetManage, Inc.
                         10725 North De Anza Boulevard
                         Cupertino, California 95014
                     ---------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  408/973-7171

This registration statement, including all exhibits and attachments, contains 9 pages. The exhibit index may be found on page 7 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                        CALCULATION OF REGISTRATION FEE




----------------------------------------------------------------------------------------------------------
                                               Proposed             Proposed
Title of                                       maximum              maximum
securities             Amount                  offering             aggregate                Amount of
to be                  to be                   price per            offering                 registration
registered             registered              share1               price1                   fee
----------------------------------------------------------------------------------------------------------
Common Stock          2,000,000                $2.88                $5,760,000.00           $1,745.45
Par Value $0.01
(including options
to acquire such
Common Stock)


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                   _________________________________________

                                    PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         NetManage, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1996 as filed with the Commission on March 31, 1997.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.





__________________________________

    1   Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee.  The offering price is based upon the average of the high and low prices of the Common Stock on March 27, 1997 as reported on the National
Association of Securities Dealers Automated Quotations System.

                                       2

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 2, 1993 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Inapplicable.

Item 6.  Indemnification of Directors and Officers

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         The Company's Certificate of Incorporation, as amended, provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Company has entered into agreements with each of its directors and executive officers to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of it affiliated enterprises, provided





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
such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7.  Exemption From Registration Claimed

         Inapplicable.

Item 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings

         (a)     Rule 415 Offering

                 The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                            (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference

                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of registration statement on Form S-8

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on April 2, 1997.

                                        NetManage, Inc.

                                        By: /s/ Zvi Alon
                                           -------------------------------
                                           Zvi Alon, Chairman of the Board,
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

         The officers and directors of NetManage, Inc. whose signatures appear below, hereby constitute and appoint Zvi Alon and Walter Amaral, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 2, 1997.


Signature                                              Title
-------------------------------------------------------------------------------
/s/ Zvi Alon
-----------------------------
Zvi Alon                          Chairman of the Board, President and
                                  Chief Executive Officer (Principal Executive
                                  Officer)

/s/ Walter D. Amaral
-----------------------------
Walter D. Amaral                  Chief Financial Officer and Vice President,
                                  Finance and Secretary (Principal Financial
                                  and Accounting Officer)
/s/ John Bosch
-----------------------------
John Bosch                        Director


/s/ Uzia Galil
----------------------------
Uzia Galil                        Director


/s/ Shelley Harrison, PhD.
-----------------------------
Shelley Harrison, PhD.            Director


/s/ Darrell Miller
-----------------------------
Darrell Miller                    Director





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
                                 EXHIBIT INDEX

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
                                                                     Sequentially
                                                                    Numbered Page
                                                                    -------------

 4.1     Amended Certificate of Incorporation of the Company is           --
         incorporated by reference to Exhibit 3.1 to the Company's
         Registration Statement on Form S-1 filed with the
         Securities and Exchange Commission effective July 24, 1993, as amended effective September 23, 1993

 4.2     Bylaws of the Company are incorporated by reference to           --
         Exhibit 3.2 to the Company's Registration Statement on
         Form S-1 filed with the Securities and Exchange Commission effective July 24, 1993, as amended effective September 23,
         1993

 5       Opinion re legality                                               8

 23.1    Consent of Counsel (included in Exhibit 5)                       --

 23.2    Consent of Arthur Andersen LLP                                    9

 24      Power of Attorney (included in signature pages to this           --
         registration statement)




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